                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 8, 1996 with respect to the consolidated financial statements of RSA Data Security, Inc. (not presented separately herein) in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-35035) of Security Dynamics Technologies, Inc. for the registration of 3,000,000 shares of its common stock.



                                                   /s/ Ernst & Young LLP

Palo Alto, California
September 23, 1997